 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

Form  8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                     June 17, 2010

FLINT TELECOM GROUP, INC.
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(Exact Name of Registrant as Specified in its Charter)

Nevada	0-21069	36-3574355
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7500 College Blvd., Suite 500 Overland Park, KS 66210
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(Address of Principal Executive Offices)   (Zip Code)

(561) 962 – 0230
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(Registrant’s Telephone Number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Effective as of June 17, 2010 Flint Telecom Group, Inc. ("Flint" or the "Company") executed a settlement agreement with RedQuartz Atlanta, LLC (RedQuartz) and Thomas J. Davis, whereby RedQuartz assigned all of its debt owed by Flint, in the amount of $575,000, to Davis, and Davis has agreed to, among other things, (i) refinance a portion of his debt such that $800,000 is due and payable over a period of 20 months through equal monthly installment payments in the amount of $40,000 each commencing on or before August 31, 2010, (ii) sell two of his outstanding promissory notes in the amounts of $250,000 each to a third party, and, (iii) cancel the rest of his debt, in the amount of $1,530,000, owed by Flint in exchange for 153,000 shares of Series F preferred stock of Flint (the “Shares”), valued at $10.00 per share, having the following material terms:
1.	Yielding a 14% annual dividend payment, based on the total value of the Shares, payable annually beginning on June 17, 2011;
2.
Convertible at any time after the later of January 1, 2011 and the date on which the Company’s Articles of Incorporation shall have been amended to increase the number of total authorized shares of common stock to 500,000,000 or greater, into that number of shares of Common Stock as is determined by the quotient of (i) $10.00 over (ii) the Conversion Price in effect at the time of conversion;

a.	The Conversion Price has a 20% discount to the Market Price at time of conversion and subject to a minimum conversion price of $0.05 per Common Share
b.	Market Price means the average closing price of Flint’s common stock over the twenty trading days preceding the conversion request date
c.	The common stock issued at the time of conversion will be restricted stock and subject to SEC 144 Rule
3.	The Shares will be transferable at Mr. Davis’ discretion, after giving Flint a right of first refusal;
4.
A penalty rate of 0.5% per month on the total amount outstanding will apply for dividend payments that are more than 10 days late, and will continue to apply until default payments are paid in full; and

5.	At no time shall Mr. Davis’ beneficial ownership exceed 4.99% of the total issued and outstanding shares of Flint.

The foregoing description of this settlement is qualified in its entirety by reference to the full text of the Settlement Agreement with Davis and the Certificate of Designation of Series F Convertible Preferred Stock, which are attached hereto as Exhibits 10.1 and 3.1, respectively, all of which are incorporated herein by reference.

ITEM 2.03  CREATION OF A DIRECT FINANCIAL OBLIGATION

The information set forth in Item 1.01 above is incorporated herein by reference as it relates to Flint’s obligation to pay a total of $800,000 and an annual dividend of 14% on the Series F Preferred Shares to Mr. Davis.

ITEM 3.02  UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth in Item 1.01 above is incorporated herein by reference as it relates to the issuance of  153,000 shares of Series F preferred stock, convertible into common stock at a 20% discount to the market Price at time of conversion and subject to a minimum conversion price of $0.05 per common share.  Based on the minimum conversion price, Mr. Davis would receive 30,600,000 shares of common stock if all preferred shares were converted into common stock.  The terms and conditions of the Series F preferred stock is qualified in its entirety by reference to the full text of the Certificate of Designation of Series F Convertible Preferred Stock, which is attached hereto as Exhibit 3.1, and is incorporated herein by reference.

Additionally, effective June 17, 2010, Flint entered into two Debt Wrap Agreements with one of its note holders, Mr. Davis, and two institutional investors (the “Investors”), whereby each Investor purchased one-half of Mr. Davis’ $250,000 outstanding promissory note issued from Flint on November 10, 2008 from Mr. Davis for a total of $100,000, which was paid to Mr. Davis, and Flint agreed to include a convertibility provision allowing the Investors to convert the note into common stock at any time after September 21, 2010 at a 20% discount to the average closing price of Flint's common stock over the five trading days prior to the day of conversion.  However, at no time shall each Investors beneficial ownership exceed 4.99% of the total issued and outstanding shares of Flint. The foregoing description of this agreement is qualified in its entirety by reference to the full text of the Debt Wrap Agreements, which are attached hereto as Exhibits 10.2 and 10.3 and are incorporated herein by reference.

The offering and sale of the securities in the above transaction, made only to accredited investors were exempt from registration under Section 4(2) of the Securities Act and Regulation D.

The securities to be issued by the Company have not been registered under the Securities Act of 1933, as amended, (the “Securities Act”) and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements of the Securities Act.  The appropriate restrictive legend will be placed on the certificates and stop transfer instructions will be issued to the transfer agent.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits. The following exhibits are filed with this report:

Exhibit Number --------------------	Description ---------------
3.1	Certificate of Designation of Series F Preferred Stock
10.1	Settlement Agreement by and among Flint Telecom Group, Inc., Redquartz and Thomas J Davis dated June 17, 2010.
10.2	Debt Wrap Agreement by and among Flint Telecom Group, Inc., Thomas J. Davis and Machiavelli, Ltd. dated June 17, 2010.
10.3	Debt Wrap Agreement by and among Flint Telecom Group, Inc., Thomas J. Davis and Jahoco LLC. dated June 17, 2010.

                                                         SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

FLINT TELECOM GROUP, INC.
By: /s/ Vincent Browne
Date: June 23, 2010	Vincent Browne,
Chief Executive Officer